SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Forest Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

Carl C. Icahn

Dr. Alexander J. Denner

Dr. Richard Mulligan

Professor Lucian A. Bebchuk

Dr. Eric J. Ende

Mayu Sris

Icahn Partners LP

Icahn Partners Master Fund LP

Icahn Partners Master Fund II L.P.

Icahn Partners Master Fund III L.P.

High River Limited Partnership

Hopper Investments LLC

Barberry Corp.

Icahn Onshore LP

Icahn Offshore LP

Icahn Capital L.P.

IPH GP LLC

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Beckton Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON JULY 19, 2011, THE PARTICIPANTS (AS DEFINED BELOW) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, DR. ALEXANDER J. DENNER, DR. RICHARD MULLIGAN, PROFESSOR LUCIAN A. BEBCHUK, DR. ERIC J. ENDE, MAYU SRIS, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., HIGH RIVER LIMITED PARTNERHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, AND BECKTON CORP. (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF FOREST LABORATORIES, INC. FOR USE AT ITS 2011 ANNUAL MEETING OF STOCKHOLDERS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF FOREST LABORATORIES, INC. FROM THE PARTICIPANTS AT NO CHARGE AND IS ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 697–6975 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550.

Denner, Mulligan have no conflict to serve on Forest Labs board, apparent conflict for Coughlin

• Throughout healthcare industry, directors serve on multiple boards

- Service on multiple public boards provides a wealth of knowledge and experience to draw upon when evaluating critical business decisions, particularly in a specialized industry such as healthcare

- Unprecedented for board of company of this size, Forest directors have no relevant public board experience

• Forest Labs does not have guidelines on unacceptable conflicts for board members

- Forest Labs new nominee Coughlin serves as director of Covidien which currently markets products for treatment of depression including Pamelor and Tofranil, directly competing with Forest Labs today

- Covidien also markets ~30 pain management products, directly competing with Forest Labs today

- Coughlin nomination suggests Forest Labs comfortable with marketed products competition and business development activity overlap

- Denner and Mulligan do not serve on any board of a company with a marketed product competing with Forest Labs

Denner and Mulligan director experience will benefit all Forest Labs shareholders!

Peer group comfortable navigating conflicts amongst directors and varied board service

Number of other healthcare boards served on by current directors 15 10 5 0 1 5 6 8 11 15 FRX MYL WPI ENDP AGN CEPH

Note: Other healthcare boards represent both public and private boards Source: Public documents

Peer group gained substantial value, while Forest Labs lost value over same period

Change in value 150% 100 50 0 -50 -100 -65% 34% 47% 50% 52% 103% FRX WPI CEPH ENDP MYL AGN

Other HC boards 1 6 15 8 5 11

Change in value ($B) -$17B $2B $2B $1B $3B $11B

Note: Change in value represents change in market capitalization from March 2004 to March 2011 as defined by average of high and low stock price in quarter x diluted shares from quarter Source: Public documents

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